Exhibit 99.1

Central Garden & Pet Company Announces Fiscal First Quarter Revenues and Profits

Fiscal Q1 2020 sales increased 4.5% to $482.8 million; Fiscal Q1 2020 loss per share of $0.08 vs. diluted EPS of $0.03 in Fiscal Q1 2019, in line with Company expectations

WALNUT CREEK, Calif.--(BUSINESS WIRE)--February 5, 2020--Central Garden & Pet Company (NASDAQ: CENT) (NASDAQ: CENTA), a leading innovator, producer and distributor of branded and private label products for the lawn & garden and pet supplies markets, today announced financial results for its fiscal 2020 first quarter ended December 28, 2019.

“Our first quarter performance was in line with our expectations, reflecting several headwinds we anticipated and discussed on our last earnings call,” said Tim Cofer, CEO of Central Garden & Pet. “Importantly, the first quarter is historically the smallest of the year, and we continue to be confident in our full year guidance.”

Cofer continued, “As we move through the balance of the year, we will invest in numerous growth initiatives. We have identified several opportunities that we believe will yield attractive returns over time. While these investments may negatively impact our results in the short term, we expect they will help pave the way for sustainable profitable growth in the years ahead. We have also been evaluating and fortifying our long-term strategy and look forward to sharing details with investors this summer.”

Fiscal 2020 First Quarter Financial Results

Total net sales increased 4.5% to $482.8 million compared to $462.0 million in the first quarter a year ago, driven in large part by recent acquisitions. Total Company organic sales were relatively flat, negatively impacted by the timing of customer purchases compared to the prior year's first quarter, the Company's exit from the fashion decor pottery product line, a major retailer's exit from the live fish category and the impact of a fire at its pet bedding business.

First quarter gross margin declined 100 basis points to 27.2%, due to an unfavorable mix of product sales and the impact of lower volumes in certain businesses. Operating income decreased to $2.1 million from $10.2 million in the first quarter a year ago. Operating margin decreased 180 basis points to 0.4% compared to 2.2%, due in part to the lower gross margin, higher corporate expenses and increased third-party expenses.

The Company's net loss was $4.4 million for the quarter compared to net income of $1.8 million in the first quarter a year ago. The loss per share for the quarter was $0.08 compared to income of $0.03 in the first quarter a year ago. EBITDA for the quarter was $15.2 million versus $22.5 million in the first quarter a year ago.

Garden Segment Fiscal 2020 First Quarter Results

First quarter net sales for the Garden segment rose 5.9% to $128.8 million, driven by the Arden acquisition. Organic sales decreased 4.4% over the prior year period, negatively impacted by the Company's exit from the fashion decor pottery product line. Lower revenues in the Company's grass seed and controls businesses were also factors in the decline.

The Garden segment's operating loss increased to $8.3 million in the quarter from $4.6 million in the first quarter of fiscal 2019, and operating margin declined 270 basis points to 6.5%. Both the operating income and margin decreases were driven by the pottery category, and the inclusion of the Arden business, which was not in the Garden segment's results in the first quarter a year ago. These businesses accounted for the majority of the operating margin decline during the quarter. Garden EBITDA of $(5.1) million was down from $(1.8) million in the first quarter a year ago.

Pet Segment Fiscal 2020 First Quarter Results

First quarter net sales for the Pet segment increased 4.0% to $354.0 million compared to the same period a year ago, aided by the Company's C&S acquisition. Organic Pet sales also rose, by 1.3%, with notable strength in dog treats and chews, aquatics and wild bird feed. These gains more than offset the negative impact of lower bedding sales, in part due to a fire at one of the Company's facilities during the quarter, as well as a decline in live fish sales due to a major retailer exiting the category during fiscal 2019.

The Pet segment’s operating income increased 1.6% compared to the first quarter a year ago to $30.2 million, aided by the C&S acquisition. Pet operating margin decreased to 8.5%, a decline of 20 basis points, due to the lingering effects of supply constraints in the aquatics business experienced in the fourth quarter of fiscal 2019. Pet EBITDA of $38.7 million increased from $37.8 million in the first quarter a year ago.

Additional Information

The Company's cash balance at the end of the quarter decreased to $445.8 compared to $478.7 million in the first quarter a year ago. Cash used by operations during the quarter was $18.0 million compared to cash generated of $6.8 million a year ago due primarily to higher inventory levels. Total debt at December 28, 2019 was $693.4 million compared to $692.4 million at December 29, 2018. Net interest expense of $8.6 million for the first quarter increased $0.5 million from $8.1 million in the prior-year period, mainly due to lower interest earned on the Company's cash balances during the quarter. The Company's leverage ratio at the end of the first quarter, as defined in the Company's credit agreement, was 3.0x compared to 3.2x at the end of the prior year quarter.

The Company’s effective tax rate for the first quarter of 2020 was 27.6%, compared with 14.3% for the first quarter of 2019.

During the quarter, the Company repurchased approximately 829 thousand shares, or $22.1 million, of its common stock. As of the end of the quarter, the Company had $100 million available under the Board’s previously authorized share repurchase program and an additional 600,000 shares under the Board's equity dilution authorization.

2020 Guidance

The Company continues to expect fiscal 2020 earnings per diluted share to be at, or modestly above, the $1.61 earned in the prior year. The guidance is inclusive of significant incremental investment intended to support sustainable organic growth in the years ahead.

Conference Call

The Company will host a conference call today at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time to discuss its first quarter results. The conference call will be accessible via the internet through Central’s website, http://ir.central.com.

Alternatively, to listen to the call by telephone, dial (201) 689-8345 (domestic and international) using confirmation #13698383. A replay of the call will be available for three days by dialing (201) 612-7415 and entering confirmation #13698383.

About Central Garden & Pet

Central Garden & Pet Company is a leading innovator, producer and distributor of branded and private label products for the lawn & garden and pet supplies markets. Committed to new product innovation, our products are sold to specialty independent and mass retailers. Participating categories in Lawn & Garden include: Grass seed and the brands PENNINGTON®, and THE REBELS®; wild bird feed and the brand PENNINGTON®; weed and insect control and the brands AMDRO®, SEVIN®, and OVER-N-OUT®; fertilizer and the brands PENNINGTON® and IRONITE®; live plants from BELL NURSERY; outdoor cushions and pillows from ARDEN COMPANIES; and decorative outdoor patio products under the PENNINGTON® brand. We also provide a host of other regional and application-specific garden brands and supplies. Participating categories in Pet include: Animal health and the brands ADAMS™, COMFORT ZONE®, FARNAM®, HORSE HEALTH™ and VITAFLEX®; aquatics and reptile and the brands AQUEON®, CORALIFE®, SEGREST™ and ZILLA®; bird & small animal and the brands KAYTEE®, Forti-Diet® and CRITTER TRAIL®; and dog & cat and the brands TFH™, NYLABONE®, FOUR PAWS®, IMS®, CADET®, DMC™, K&H Pet Products™, PINNACLE® and AVODERM®. We also provide a host of other application-specific pet brands and supplies. Central Garden & Pet Company is based in Walnut Creek, California, and has approximately 5,900 employees, primarily in North America. For additional information on Central Garden & Pet Company, including access to the Company's SEC filings, please visit the Company’s website at www.central.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts, including expectations for future financial results, earnings guidance for fiscal 2020 and new product offerings, are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. All forward-looking statements are based upon the Company’s current expectations and various assumptions. There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this release including, but not limited to, the following factors:

  seasonality and fluctuations in the Company’s operating results and cash flow;
  fluctuations in market prices for seeds and grains and other raw materials and the Company’s inability to pass through cost increases in a timely manner;
  adverse weather conditions;
  our dependence upon our key executives;
  potential acquisitions;
  the impact of new accounting regulations and the U.S. Tax Cuts and Jobs Act on the Company's tax rate;
  dependence on a small number of customers for a significant portion of our business;
  the impacts of tariffs or a potential trade war;
  risk associated with litigation arising from our business;
  uncertainty about new product innovations and marketing programs; and
  competition in our industries.

These risks and others are described in the Company’s Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update these forward-looking statements to reflect new information, subsequent events or otherwise. The Company has not filed its Form 10-Q for the fiscal quarter ended December 28, 2019, so all financial results are preliminary and subject to change.

CENTRAL GARDEN & PET COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)
(Unaudited)

ASSETS	December 28, 2019	December 29, 2018	September 28, 2019
Current assets:
Cash and cash equivalents	$445,813	$478,737	$497,749
Restricted cash	12,990	10,921	12,952
Short term investments	—	—	—
Accounts receivable (less allowance for doubtful accounts of $21,257, $18,030 and $21,127)	268,229	250,223	300,135
Inventories, net	556,479	493,745	466,197
Prepaid expenses and other	37,569	38,398	30,160
Total current assets	1,321,080	1,272,024	1,307,193

Plant, property and equipment, net	241,795	211,560	245,405
Goodwill	289,854	281,177	286,077
Other intangible assets, net	145,153	148,782	146,137
Operating lease right-of-use assets	105,277	—	—
Other assets	31,998	37,303	40,208
Total	$2,135,157	$1,950,846	$2,025,020

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$184,659	$141,186	$149,246
Accrued expenses	124,774	108,245	129,166
Current lease liabilities	34,320	—	—
Current portion of long-term debt	107	117	113
Total current liabilities	343,860	249,548	278,525

Long-term debt	693,329	692,332	693,037
Long-term lease liabilities	75,283	—	—
Deferred income taxes and other long-term obligations	49,513	52,482	57,281

Equity:
Common stock, $0.01 par value: 11,484,297, 12,145,135 and 11,543,969 shares outstanding at December 28, 2019, December 29, 2018 and September 28, 2019	115	121	115
Class A common stock, $0.01 par value: 42,289,882, 44,059,803 and 42,968,493 shares outstanding at December 28, 2019, December 29, 2018 and September 28, 2019	423	441	430
Class B stock, $0.01 par value: 1,647,922 shares outstanding at December 28, 2019 and 1,652,262 at December 29, 2018 and September 28, 2019	16	16	16
Additional paid-in capital	570,117	592,451	575,380
Retained earnings	403,693	364,726	421,742
Accumulated other comprehensive loss	(1,240)	(1,492)	(1,676)
Total Central Garden & Pet Company shareholders’ equity	973,124	956,263	996,007
Noncontrolling interest	48	221	170
Total equity	973,172	956,484	996,177
Total	$2,135,157	$1,950,846	$2,025,020

CENTRAL GARDEN & PET COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	December 28, 2019	December 29, 2018
Net sales	$482,828	$461,990
Cost of goods sold and occupancy	351,562	331,808
Gross profit	131,266	130,182
Selling, general and administrative expenses	129,201	120,001

Operating income	2,065	10,181
Interest expense	(10,641)	(10,614)
Interest income	2,004	2,537
Other income (expense)	305	(192)
Income (loss) before income taxes and noncontrolling interest	(6,267)	1,912
Income tax expense (benefit)	(1,728)	273
Income (loss) including noncontrolling interest	(4,539)	1,639
Net loss attributable to noncontrolling interest	(122)	(164)

Net income (loss) attributable to Central Garden & Pet Company	$(4,417)	$1,803

Net income (loss) per share attributable to Central Garden & Pet Company:
Basic	$(0.08)	$0.03
Diluted	$(0.08)	$0.03

Weighted average shares used in the computation of net income (loss) per share:
Basic	54,755	56,903
Diluted	54,755	58,001

Use of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States (GAAP). However, to supplement the financial results prepared in accordance with GAAP, we use non-GAAP financial measures including EBITDA and organic sales. Management believes these non-GAAP financial measures that exclude the impact of specific items (described below) may be useful to investors in their assessment of our ongoing operating performance and provide additional meaningful comparisons between current results and results in prior operating periods.

EBITDA is defined by us as income before income tax, net other expense, net interest expense and depreciation and amortization (or operating income plus depreciation and amortization expense). We present EBITDA because we believe that EBITDA is a useful supplemental measure in evaluating the cash flows and performance of our business and provides greater transparency into our results of operations. EBITDA is used by our management to perform such evaluation. EBITDA should not be considered in isolation or as a substitute for cash flow from operations, income from operations or other income statement measures prepared in accordance with GAAP. We believe that EBITDA is frequently used by investors, securities analysts and other interested parties in their evaluation of companies, many of which present EBITDA when reporting their results. Other companies may calculate EBITDA differently and it may not be comparable.

We have also provided organic net sales, a non-GAAP measure that excludes the impact of businesses purchased or exited in the prior 12 months, because we believe it permits investors to better understand the performance of our historical business without the impact of recent acquisitions or dispositions.

The reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are shown in the tables below. We have not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential significant variability and limited visibility of the excluded items. We believe that the non-GAAP financial measures provide useful information to investors and other users of our financial statements by allowing for greater transparency in the review of our financial and operating performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating our performance, and we believe these measures similarly may be useful to investors in evaluating our financial and operating performance and the trends in our business from management's point of view. While our management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace our GAAP financial results and should be read in conjunction with those GAAP results.

Organic Net Sales Reconciliation

We have provided organic net sales, a non-GAAP measure that excludes the impact of recent acquisitions and dispositions, because we believe it permits investors to better understand the performance of our historical business. We define organic net sales as net sales from our historical business derived by excluding the net sales from businesses acquired or exited in the preceding 12 months. After an acquired business has been part of our consolidated results for 12 months, the change in net sales thereafter is considered part of the increase or decrease in organic net sales.

	GAAP to Non-GAAP Reconciliation (in millions) For the Three Months Ended December 28, 2019
	Consolidated		Pet Segment		Garden Segment
		Percent change		Percent change		Percent change

Reported net sales - Q1 FY20 (GAAP)	$482.8		$354.0		$128.8
Reported net sales - Q1 FY19 (GAAP)	462.0		340.4		121.6
Increase in net sales	20.8	4.5%	13.6	4.0%	7.2	5.9%
Effect of acquisition and divestitures on increase in net sales	21.7		9.1		12.6
Increase in organic net sales - Q1 2020	$(0.9)	(0.2)%	$4.5	1.3%	$(5.4)	(4.4)%

EBITDA Reconciliation	GAAP to Non-GAAP Reconciliation (in thousands, except per share amounts) For the Three Months Ended December 28, 2019
	Garden	Pet	Corp	Total
Net income attributable to Central Garden & Pet	—	—	—	$(4,417)
Interest expense, net	—	—	—	8,637
Other income	—	—	—	(305)
Income tax expense	—	—	—	(1,728)
Net income attributable to noncontrolling interest	—	—	—	(122)
Sum of items below operating income	—	—	—	6,482
Income (loss) from operations	$(8,368)	$30,222	$(19,789)	$2,065
Depreciation & amortization	3,295	8,490	1,355	13,140
EBITDA	$(5,073)	$38,712	$(18,434)	$15,205

EBITDA Reconciliation	GAAP to Non-GAAP Reconciliation (in thousands, except per share amounts) For the Three Months Ended December 29, 2018
	Garden	Pet	Corp	Total
Net income attributable to Central Garden & Pet	—	—	—	$1,803
Interest expense, net	—	—	—	8,077
Other income	—	—	—	192
Income tax expense	—	—	—	273
Net income attributable to noncontrolling interest	—	—	—	(164)
Sum of items below operating income	—	—	—	8,378
Income (loss) from operations	$(4,637)	$29,755	$(14,937)	$10,181
Depreciation & amortization	2,826	8,056	1,470	12,352
EBITDA	$(1,811)	$37,811	$(13,467)	$22,533

Contacts

Denise Hooper
Central Garden & Pet Company
925.948.3671